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                                                                 EXHIBIT (H)(14)



                            ADMINISTRATION AGREEMENT
                            - TRANSACTION FEE FUNDS -


This Agreement is made as of the 29th day of March, 2000 between: (1) Fidelity Brokerage Services LLC ("FBS") and National Financial Services LLC ("NFS") (together "Fidelity"), and (2) the undersigned ("Fund/Agent").

RECITALS

         A. Fund/Agent is either (i) an open-end investment company with one or more series or classes of shares (each such series or class of shares a "Fund"), (ii) an investment adviser to or administrator for the Funds, (iii) the principal underwriter or distributor for the Funds, or (iv) the transfer agent for the Funds;

         B. Fidelity acts as broker for its customers to effect the purchase, redemption and exchange of shares of investment companies;

         C. Fund/Agent desires that Fidelity include one or more Funds among the investment companies which Fidelity makes available to its customers; and

         D. Fidelity agrees to make Funds available on the terms and conditions set forth herein.


TERMS AND CONDITIONS

         A.      Set Up For Administration of Funds

                           1. Upon agreement between Fidelity and Fund /Agent, Fidelity shall set up one or more Funds on Fidelity's transaction processing and recordkeeping system in order to provide administrative services to customers with respect to such Fund(s). Such administrative services may include, but not be limited to, the following:

         -       purchase, redemption and exchange of Fund shares

         -       Fund transaction clearance and settlement

         -       collection and crediting of Fund distributions

         - maintenance of customers' Fund information such as share balance(s), dividend information and transaction history

         - sending of confirmations, statements, prospectuses and other materials as may be required by applicable law or regulation

         -       tax reporting to customers


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                           2.       Each party agrees that it shall provide to
                                    the other such information and documentation necessary to fulfill its respective obligations hereunder, and that it shall comply with such operating policies and procedures as the parties may adopt from time to time.

                           3. Fund/Agent agrees that it shall either: (1) make arrangements for all transactions processed pursuant to this Agreement to be processed through the National Securities Clearing Corporation Fund/SERV system, or
                                    (2) obtain proper authority for NFS to
                                    transmit to the Fund or its Agent daily
                                    manual trades until 5:00 p.m. Eastern Time, or such other time as set forth on Exhibit A, which trades shall remain eligible for that day's public offering price provided Fidelity received the order by the close of trading that day.

         B.       FEES

                           1.       Start Up Fee

Fund Agent shall pay to NFS a one-time start up fee ("Start Up Fee") for Fidelity's initial set up and preparation to support a new group or family of Funds. The amount of the Start Up Fee is set forth on Exhibit B, and shall be due and payable to NFS the earlier of 30 days from the execution of this Agreement or the availability of any such Fund to Fidelity customers. The identity and description of each Fund which is subject to this Agreement shall be set forth on Exhibit A, as amended from time to time.

                           2.       CUSIP Fee

Fund/Agent shall pay to NFS a fee ("CUSIP Fee") to add any Fund to Fidelity's computer system in order to make such Fund available to Fidelity's customers. The amount of the CUSIP Fee is set forth on Exhibit B, and shall be due and payable to NFS upon the earlier of the addition of the Fund to Exhibit A, or the availability of such Fund to Fidelity's customers.

                           3.       Maintenance Fee

Fund/Agent shall pay to NFS an annual maintenance fee ("Maintenance Fee") with respect to certain Funds as set forth on Exhibit B.

                           4. Fidelity may change the fees set forth in this Agreement and any Exhibits hereto upon 90 days prior written notice to Fund/Agent and any changes in fees shall be effective at the expiration of such 90 days or such earlier time as the parties may agree.

                           5. Fund/Agent represents to Fidelity that is has the requisite authority to enter into this Agreement and to properly make payment of any fee due to Fidelity hereunder.



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         C.       INDEMNIFICATION

Fund/Agent shall indemnify and hold harmless Fidelity and each officer, employee and agent of Fidelity from and against any and all claims, demands, actions, losses, damages, liabilities, or costs, charges, counsel fees, and expenses of any nature ("Losses") arising out of (i) any inaccuracy or omission in any Fund prospectus or supplement thereto, registration statement, annual report or proxy statement of any Fund or Fund/Agent or any advertising or promotional material generated by any Funds or Fund/Agent and (ii) any breach by Fund/Agent of this Agreement or any representation herein.

         D.       CONFIDENTIALITY

Each party acknowledges and understands that any and all technical, trade secret, or business information, including, without limitation, financial information, business or marketing strategies or plans, product development or customer information, which is disclosed to the other or is otherwise obtained by the other, its affiliates, agents or representatives during the term of this Agreement (the "Proprietary Information") is confidential and proprietary, constitutes trade secrets of the owner, and is of great value and importance to the success of the owner's business. Each party agrees to use its best efforts (the same being not less than that employed to protect his own proprietary information) to safeguard the Proprietary Information and to prevent the unauthorized, negligent or inadvertent use or disclosure thereof. Neither party shall, without the prior written approval of any officer of the other, directly or indirectly, disclose the Proprietary Information to any person or business entity except for a limited number of employees, attorneys, accountants and other advisors of the other on a need-to-know basis or as may be required by law or regulation. Each party shall promptly notify the other in writing of any unauthorized, negligent or inadvertent use or disclosure of Proprietary Information. Each party shall be liable under this Agreement to the other for any use or disclosure in violation of this Agreement by its employees, attorneys, accountants, accountants, or other advisors or agents. This Section D shall continue in full force and effect notwithstanding the termination of this Agreement.

         E.       DURATION and TERMINATION of AGREEMENT

With respect to any Fund, this Agreement shall become effective upon the date such Fund is identified on Exhibit A, and this Agreement is approved by the Fund or its Board of Trustees if such approval is required by the Fund or its Board of Trustees. This Agreement is terminable as to any Fund by any party upon 90 days written notice thereof to the other parties or upon default hereof provided that such default shall not terminate this Agreement to the extent the defaulting party has been notified of such default by the non-defaulting party and the defaulting party cures such default within 10 business days of notice of such default.

Notwithstanding the termination of this Agreement with respect to any Fund, Fund/Agent will remain obligated to pay NFS the annual Maintenance Fee which was payable to Fidelity as of the most recent payment due date prior to such termination.




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         F.       MISCELLANEOUS

                           1. Custody - Fund/Agent acknowledges that Fund shares maintained by the Fund for Fidelity Customers hereunder are held in custody for the exclusive benefit of customers of NFS and shall be held free of any right, charge, security interest, lien or claim against Fidelity in favor or the Fund or its agents acting on behalf of the Fund.

                           2. Transaction Charges - During the term of this Agreement, Fidelity may assess against or collect from its brokerage customers any transaction fee upon the purchase, redemption or exchange of Funds in its sole discretion.

                           3.       Use of Fidelity Investments Name -
                                    Fund/Agent will not, nor will Fund/Agent cause or permit any Fund to, describe or refer to the name "Fidelity Investments" or any derivation thereof, or to FIVIR Corp. or any affiliate thereof, or to the services or relationship contemplated by this Agreement in any advertisement or promotional materials or activities without the prior written consent of an authorized officer of Fidelity.

                           4. Nonexclusivity - Fund/Agent acknowledges that Fidelity may enter into agreements similar to this Agreement with other investment companies, investment company sponsors, or service providers to investment companies.

                           5. Force Majeure - Neither Fidelity nor its affiliates shall be liable to Fund/Agent or any Fund for any damage, claim or other loss whatsoever caused by circumstances or events beyond its reasonable control.

                           6. Notices - All notices and communications required or permitted by this Agreement shall be in writing and delivered personally or sent by first class mail unless otherwise agreed. All such notices and other communications shall be made:

         If to Fidelity, to:

         Fidelity Investments
         82 Devonshire Street, L 4 D
         Boston, MA 02109
         Attn: Steve Reynolds



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         If to Fund/Agent, to:

         Thompson Plumb Funds, Inc.
         1200 John Q. Hammons Dr.
         Madison, WI  53717
         Attn:  Thomas G. Plumb

                           7. Except as provided herein, this Agreement and any Exhibits hereto may be amended only upon written agreement of the parties.

                           8. This Agreement shall inure to the parties' successors (whether by merger, consolidation or otherwise) and may not be transferred or assigned by either Fund/Agent or Fidelity, provided however, that either party may assign the Agreement to an affiliate without the consent of the other party. This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts.


THOMPSON PLUMB FUNDS, INC.




By: /s/ Thomas G. Plumb                        By: /s/ William J. Hunter
    --------------------------------               -----------------------------
    Thomas G. Plumb                                William J. Hunter
    President                                      Vice President - Mutual Funds


                                               NATIONAL FINANCIAL SERVICES LLC



                                               By: /s/ Rober J. Adams
                                                   -----------------------------
                                                   Robert J. Adams
                                                   Senior Vice President






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                                    EXHIBIT A




                                           TRADING      ORDER
FUND NAME                    CUSIP         SYMBOL       DEADLINE
---------                    -----         ------       --------

Thompson Plumb Growth        884891300     THPGX        Regular NSCC guidelines
Thompson Plumb Balanced      884891102     THPBX        Regular NSCC guidelines











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                                    EXHIBIT B

                                  FEE SCHEDULE


1.       Start Up Fee =$10,000

2.       CUSIP Addition Fee= $1,000/cusip 3. Maintenance Fees:

(a) For each Fund which participates in the NSCC Fund/SERV networking level 3 system Fund/Agent shall pay to NFS an annual fee of $6.00 for each separate Fund position held in any Fidelity customer account which fee shall be payable quarterly in arrears at a rate of $1.50 per Fund position.

                                       or

(b) Each Fund which does not participate in the NSCC Fund/SERV networking level 3 system will be subject to a per Fund annual fee based on December brokerage month-end assets in accordance with the following schedule:

                 Fund Assets                                  Annual Fee
                 -----------                                  ----------
                 less than $2.5 million                       $4,500.00
                 $2.5 million - $5.0 million                  $3,000.00
                 greater than $5.0 million                    -0-



         The annual Maintenance Fee, for a Fund not participating in the NSCC Fund/SERV networking level 3 shall be waived if such Fund has been included on Exhibit A and subject to the terms of this Agreement for less than 12 months prior to the fee calculation date. NFS will not charge Fund/Agent an annual Maintenance Fee for any Fund not participating in the NSCC Fund/SERV networking level 3 if the average assets per Fund exceeds $5 million (as measured by dividing the total market value of all Fund shares subject to this Agreement as of December month-end by the total number of Funds subject to this Agreement).

         Upon written notice to Fund/Agent, Fidelity may change, amend or waive any fee or the method of payment thereof under this Agreement. Fidelity may issue to Fund/Agent a new or replacement Agreement or Exhibit A. Such change, amendment or waiver shall be effective on the date stated in such notice. The acceptance by Fund/Agent of any order after the date stated in such notice shall represent Fund/Agent's agreement to pay such fees to Fidelity.




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                                   APPENDIX C


Date:    March 29, 2001

National Financial Services LLC
200 Liberty Street
One World Financial Center
5th Floor New York, NY. 10281-1003

Re: Custody of Uncertificated Mutual Fund Shares; SEC Rule 15c3-3

To Whom It May Concern:

         National Financial Services LLC ("NFS"), a registered broker-dealer, has been asked to establish mutual fund "street name" accounts in one or more of your funds which accounts will contain the assets of customers of NFS. Each such-account will be registered as "Special Custody Account for the Exclusive Benefit of Customers of National Financial Services LLC" or in a form sufficiently similar to identify the account(s) as containing the assets of customers of NFS.

         Under a clarification to SEC Rule 15c3-3, in order for uncertificated mutual fund shares to be considered held in a good control location, broker-dealers are required to obtain a specific acknowledgment from the mutual fund holding these types of accounts.

         Accordingly, NFS requests that you confirm that the assets of NFS' customers held in the "street name" accounts registered as noted above will be held free from any right, charge, security interest, lien or claim against NFS in favor of such mutual fund or its agents. NFS acknowledges that such "street name" accounts are not and will not participate in a letter or statement of intention which the funds may offer.

         Please confirm this understanding by signing as indicated below and returning this original to the undersigned. If you have any questions, please call me at 212-335-5003.

                                            Very truly yours,
                                            National Financial Services LLC

                                            ------------------------------------
                                            Robert J. Adams
                                            Senior Vice-President
CONFIRMED:

By: /s/ Thomas G. Plumb            (name)
   -------------------------------
Title: President
      ----------------------------------
Fund Company: Thompson Plumb Funds, Inc.
             ---------------------------



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         FIDELITY INVESTMENTS
         SHARE THE VISION

National Financial Services Corporation
200 Liberty Street
One World Financial Center
New York, NY 10281

                         BILATERAL NETWORKING AGREEMENT

The parties named below have executed and filed with the National Securities Clearing Corporation the Standard Networking Agreement. Each party agrees to participate in Networking with the other under the terms of the Standard Agreement.


NATIONAL FINANCIAL SERVICES CORPORATION



   By: /s/ Robert J. Adams                      Date: 5/1/01
       ----------------------------                   --------------------------
       Robert J. Adams
       Senior Vice President

   By: /s/ Thomas G. Plumb                      Date: March 29, 2001
       ----------------------------                   --------------------------
       Thomas G. Plumb
       President, Thompson Plumb Funds, Inc.

   Fund: Thompson Plumb Funds
         --------------------------



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FIDELITY INVESTMENTS

Institutional Brokerage Group



National Financial Services Corporation
200 Liberty Street
One World Financial Center
New York, NY 10281

                             DEALER AGREEMENT WAIVER

This letter will serve as verification that Thompson Plumb Funds("Fund/Agent") does not require an executed Dealer Agreement from National Financial Services Corporation ("NFSC"). In lieu of a Dealer Agreement, Fund/Agent has executed a Services Agreement with NFSC.

FUND/AGENT        Thompson Plumb Funds, Inc.

By:               /s/ Thomas G. Plumb
                  --------------------------------------------

Name:             Thomas G. Plumb

Title:            President, Thompson Plumb Funds

Date:             March 29, 2001











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